Exhibit 10.1

CONSENT, JOINDER AND NINTH AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT, JOINDER AND NINTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 9, 2024 among each of AMCON Distributing Company, a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON”), Chamberlin Natural Foods, Inc., a Florida corporation, having its principal place of business at 3711 Oleander Way, Suite 1309, Casselberry, Florida 32707 (“Chamberlin Natural”), Health Food Associates, Inc., an Oklahoma corporation, having its principal place of business at 7807 East 51st Street, Tulsa, Oklahoma 74145 (“Health Food”), AMCON ACQUISITION CORP., a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Acquisition”); EOM ACQUISITION CORP., a Delaware corporation, having its principal place of business at 7807 East 51st Street, Tulsa, Oklahoma 74145 (“EOM Acquisition”); Charles Way LLC, a Missouri limited liability company, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“Charles Way”), AMCON Bismarck Land Co., a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Bismarck; and together with AMCON, Chamberlin Natural, Health Food, AMCON Acquisition, EOM Acquisition and Charles Way, each referred to as an “Existing Borrower” and are collectively referred to as “Existing Borrowers”), Colorado City Land Company, LLC, a Colorado limited liability company, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“Colorado City” or  “New Borrower”; and the Existing Borrowers, together with the New Borrower, each a “Borrower” and, collectively, the “Borrowers”), BANK OF AMERICA, N.A., a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party to the Credit Agreement (as defined below) (“Lenders”), with an office located at 110 North Wacker Drive, IL4-110-08-03, Chicago, Illinois 60606, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Existing Borrowers, the Lenders and Agent have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 18, 2011, as amended by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 27, 2011, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 16, 2013, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of November 6, 2017, that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 20, 2020, that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 22, 2020, that certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 21, 2021, that certain Seventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 30, 2022 and that certain Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 2, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to provide certain credit facilities to the Borrowers;

WHEREAS, Existing Borrowers have requested that Agent and the Lenders amend the Credit Agreement in order to, among other items, (i) consent to the formation of New Borrower and AMCON's contribution or deemed contribution of $2,000,000 to New Borrower for purposes of consummating the Purchase (as defined below); (ii) New Borrower be added as a “Borrower” under the Loan Agreement and all other Loan Documents, (iii) consent to the use of up to $2,000,000 of proceeds of Revolving Loans to acquire substantially all of the assets and certain real property and improvements of Raykasel, LLC, a Colorado limited liability company (the “Seller”), in accordance with the terms of that certain Real Estate Purchase Agreement dated as of November 29, 2023 (the “Purchase Agreement”) by and between the Seller and  Colorado City (such asset acquisition is referred to herein as the “Purchase”), (iv) consent to the incurrence of certain additional indebtedness in the amount of $8,000,000 by Colorado City payable to Seller, evidenced by that certain unsecured Note of even date herewith in the original principal amount of $8,000,000 (the “Seller Note”) and the unsecured guaranty of the obligations under such Note by AMCON in accordance with the terms of that certain Guaranty of even date herewith executed by AMCON in favor of Seller (the “Guaranty”), and (v) amend the Loan Agreement in accordance with the terms herein.

WHEREAS, the Agent and the Lenders are willing to accommodate the Borrowers’ requests on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.Defined Terms; Incorporation of the Credit Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Credit Agreement, and the Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Credit Agreement are inconsistent with the amendments set forth in paragraph 4 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.
2.Joinder to the Loan Agreement and Loan Documents.
(a)The parties hereto agree that New Borrower shall, from and after the date hereof, be deemed a “Borrower” for all purposes of the Loan Agreement and other Loan Documents.  Accordingly, New Borrower hereby joins in, assumes and agrees to be bound by all of the conditions, covenants, representations, warranties and other agreements applicable to each Existing Borrower set forth in the Loan Agreement and the other Agreements, and hereby agrees to promptly execute and deliver all further documentation reasonably required by the Agent to be executed by the Borrowers (including New Borrower) in connection with the foregoing.  Without limiting the generality of the foregoing, New Borrower hereby agrees to be jointly and severally liable, along with all the Existing Borrowers, for all existing and future Liabilities.
(b)New Borrower hereby assigns, pledges and grants to Agent for the benefit of the Lenders a security interest in all of its right, title and interest in and to the Collateral owned
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by New Borrower to secure the Liabilities in accordance with Section 5 of the Loan Agreement.  New Borrower consents to Agent preparing and filing (1) a UCC financing statement naming New Borrower as debtor and the Agent as secured party, and describing New Borrower’s Collateral and (2) such other documentation as the Agent may require to evidence, protect and perfect the liens created by the Loan Agreement, as modified hereby.
(c)The foregoing joinder transactions by New Borrower and Existing Borrowers’ consent thereto (collectively, the “Joinder”) constitute legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar federal, provincial or state laws or judicial decisions relating to or affecting the enforceability of creditors’ rights generally and to general principles of equity.
(d)New Borrower hereby (1) confirms that, after giving effect to the information set forth on the Supplemental Schedules attached hereto as Exhibit A, all of the representations and warranties set forth in Section 11 of the Loan Agreement are true and correct in all respects as of the date hereof with respect to New Borrower, (2) covenants to perform its obligations under the Loan Agreement and the other Loan Documents and (3) specifically represents and warrants to Agent and the Lenders that it is the lawful owner all of, or rights in, its Collateral, free from any lien or security interest in favor of any other person or entity, other than Permitted Liens.
(e)New Borrower hereby represents and warrants that the information with respect to New Borrower set forth on the Supplemental Schedules attached hereto as Exhibit A is true and correct in all material respects as of the date of this Joinder.  The Supplemental Schedules attached hereto as Exhibit A are hereby incorporated into the Loan Agreement as if originally set forth therein as supplements to the existing Schedules to the Loan Agreement.
3.Limited Consent.  Subject to the terms and conditions of this Amendment (including, without limitation, Section 8 hereof):
(a)Notwithstanding the terms of Section 12(g) (Use of Proceeds), Section 13(a) (Guaranties), Section 13(b) (Indebtedness), Section 13(d) (Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business) and Section 13(f) (Investments; Loans; Transfers), Section 13(h) (to the extent any Equipment included in the assets acquired pursuant to the Purchase constitute fixtures that are not subject to a mortgage in favor of Agent) of the Loan Agreement, provided that no Default or Event of Default exists prior to or immediately following the Purchase, the Lenders hereby consent to (i) consummation of the Purchase in accordance with the terms of the Purchase Agreement; (ii) the use of proceeds of the Revolving Loans in an amount not to exceed $2,000,000 on or after the Ninth Amendment Effective Date for purposes of completing the Purchase (including by means of AMCON making a capital contribution to Colorado City in such amount); (iii) the formation of the New Borrower; and (iv) the incurrence of the indebtedness represented by the Seller Note and the Guaranty of such Indebtedness by AMCON.
(b)The foregoing consents are expressly limited to the specific transactions described above in this Section 3, and shall not be deemed or otherwise construed to constitute a
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consent to any other transaction, whether or not similar to the transaction described above in this Section 3.  The Agent and the Lenders have granted the consents set forth in this Section 3 in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consents shall not constitute a course of dealing or impair the Agent’s or any Lender’s right to withhold any similar consents in the future.
4.Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:
(a)The following definitions are hereby added to Section 1 of the Credit Agreement to read as follows:

“Colorado City” means Colorado City Land Company, LLC, a Colorado limited liability company.

“Colorado City Guaranty” means that certain Guaranty by AMCON Distributing Company in favor of Raykasel, LLC dated on or about the Ninth Amendment Effective Date.

“Colorado City Real Property” means the real property acquired by Colorado City from Raykasel, LLC on or about the Ninth Amendment Effective Date.

“Colorado City Seller Note” means that certain Promissory Note in the principal amount of $8,000,000 executed by Colorado City Land Company, LLC in favor of Raykasel, LLC, dated on or about the Ninth Amendment Effective Date.

“Ninth Amendment Effective Date” means the date of the Consent, Joinder and Ninth Amendment to Second Amended and Restated Loan and Security Agreement among the Borrowers, the Agent and the Lenders party thereto, as indicated in its introductory paragraph.

(b)The definition of “Fixed Charges” appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Fixed Charges” shall mean for any period, without duplication, the sum of (i) scheduled payments of principal and interest during the applicable period with respect to all indebtedness of Borrowers for borrowed money (including scheduled reductions of the Real Property Sublimit as required pursuant to Section 2(b)(iii) herein but excluding all regularly scheduled payments of principal and interest paid in cash on the Colorado City Seller Note) plus scheduled payments of principal and interest during the applicable period with respect to all capitalized lease obligations of Borrowers, plus unfinanced Capital Expenditures of Borrowers during the applicable period (but excluding (a) all unfinanced Capital Expenditures incurred on or about the Ninth Amendment Effective Date in connection with the purchase of the Colorado City Real Property in an aggregate amount not to exceed $2,000,000, and (b) unfinanced Capital Expenditures incurred after the Ninth Amendment Effective Date and prior to the earlier of (x) the date upon which the Colorado City Real Property becomes Eligible Real Property hereunder and (y)

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December 31, 2024, to improve the Colorado City Real Property in an aggregate amount not to exceed $7,000,000), plus payments during the applicable period in respect of income or franchise taxes of Borrowers, plus any dividends or distributions made by Borrowers, plus any payments made by any Borrower in connection with contingent earn-out payments pursuant to any acquisition.  For the avoidance of doubt,  the exclusion of "unfinanced Capital Expenditures," as used above incurred in connection with the Colorado City Real Property may include Capital Expenditures that are financed utilizing proceeds of Revolving Loans under the Credit Agreement up to the limits set forth herein.

(c)Section 13(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)Guaranties.  No Borrower shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business and the Colorado City Guaranty. Notwithstanding anything in this Agreement to the contrary, AMCON Distributing Company’s liability under the Colorado City Guaranty with respect to the principal amount of the indebtedness guaranteed thereby shall not exceed $8,000,000 in the aggregate at any time.

(d)Section 15(m) of the Loan Agreement is hereby amended and restated to read as follows:

(m)Change of Control.  The failure of AMCON to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interest of Chamberlin Natural, Health Food, AMCON Acquisition, EOM Acquisition, Charles Way, AMCON Bismarck, LOL Foods, HF Real Estate and Colorado City.

(e)The Schedules to the Loan Agreement are hereby supplemented with the Schedules attached hereto as Exhibit A for the New Borrower.
5.Representations and Warranties; Covenants; No Default.  Except for the representations and warranties of the Borrowers made as of a particular date, the representations and warranties and covenants set forth in Sections 11, 12 and 13 of the Credit Agreement shall be deemed remade as of the date hereof by the Borrowers; provided, however, that any and all references to the Credit Agreement in such representations and warranties shall be deemed to include this Amendment.  The Borrowers hereby represent, warrant and covenant that after giving effect to the amendments contained in this Amendment, no Default or Event of Default has occurred and is continuing.  Each Borrower represents and warrants to Agent and the Lenders that the execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action on its part, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property
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of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, which conflict could reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.
6.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and the Other Agreements (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers.  The Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Credit Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.  The Borrowers hereby represent and warrant to Agent and Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Liabilities.  Each Borrower hereby confirms its existing grant to Agent of a Lien on and security interest in the Collateral.  Each Borrower hereby confirms that all Liens and security interests at any time granted by it to Agent continue in full force and effect and secure and shall continue to secure the Liabilities.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.
7.Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses incurred by Agent in connection with the drafting, negotiation, execution and implementation of this Amendment including, but not limited to, the expenses and reasonable fees of counsel for Agent.
8.Closing Documents.  This Amendment shall be deemed effective as of the date hereof provided that Borrowers shall deliver to Agent the following documents and/or complete the following requirements (collectively, the “Closing Requirements”) upon execution hereof (in each case in form and substance satisfactory to Agent and the Lenders):
(a)this Amendment executed by the Borrowers and the Agent;
(b)the documents, instruments and agreements set forth on the Closing Checklist attached hereto as Annex 1; and
(c)such other documents, instruments, agreements, opinions or certificates as required by Agent.
9.Continuing Effect.  Except as otherwise specifically set forth herein, the provisions of the Credit Agreement shall remain in full force and effect.
10.Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
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11.Organizational Information.  The Borrowers hereby represent and warrant to the Agent that, except as otherwise provided in the Secretary’s Certificates of the respective Borrowers delivered to the Agent in partial satisfaction of the Closing Requirements, (a) the formation and organizational documents of each Borrower attached to the Secretary’s Certificate of each Borrower and previously delivered by each such Borrower to the Agent have not been modified or altered in any way (the “Original Certificates”), (b) the officers, members or managers, as applicable, for each such Borrower set forth in the Original Certificates that are authorized to execute documents on behalf of each such Borrower remain duly authorized officers, members or managers of each such Borrower, and (c) the resolutions attached to each such Original Certificate have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Amendment and the other agreements, documents and instruments executed and delivered in connection herewith.

[SIGNATURE PAGE FOLLOWS]

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(Signature Page to Consent, Joinder and Ninth Amendment to
Second Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent, Joinder and Ninth Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

EXISTING BORROWERS:	AMCON DISTRIBUTING COMPANY, a Delaware corporation By: /s/Charles J. Schmaderer Title: Vice President, Chief Financial Officer, and Secretary
CHAMBERLIN NATURAL FOODS, INC., a Florida corporation By: /s/Andrew C. Plummer Title: Secretary
HEALTH FOOD ASSOCIATES, INC., an Oklahoma corporation By: /s/Charles J. Schmaderer Title: Secretary
AMCON ACQUISITION CORP., a Delaware corporation By: /s/Andrew C. Plummer Title: President
EOM ACQUISITION CORP., a Delaware corporation By: /s/Andrew C. Plummer Title: Secretary
CHARLES WAY LLC, a Missouri limited liability company By: /s/Charles J. Schmaderer Title: Secretary
AMCON BISMARCK LAND CO., a Delaware corporation By: /s/Andrew C. Plummer Title: President

(Signature Page to Consent, Joinder and Ninth Amendment to
Second Amended and Restated Loan and Security Agreement)

NEW BORROWER:	COLORADO CITY LAND COMPANY, LLC, a Colorado limited liability company By: /s/Charles J. Schmaderer Title: Secretary

(Signature Page to Consent, Joinder and Ninth Amendment to
Second Amended and Restated Loan and Security Agreement)

LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender By: /s/Daniel Rubio Daniel Rubio Vice President Revolving Loan Commitment: $100,000,000.00

(Signature Page to Consent, Joinder and Ninth Amendment to
Second Amended and Restated Loan and Security Agreement)

LENDERS:	BMO BANK N.A., f/k/a BMO Harris Bank N.A., as a Lender By: /s/Steve Teufel Title: Director Revolving Loan Commitment: $50,000,000.00